Exhibit 10.1

EnergySolutions, Inc.

423 West 300 South, Suite 200

Salt Lake City, Utah

February 15, 2013

Rockwell Holdco, Inc. and Rockwell Acquisition Corp.

51 John F. Kennedy Parkway, Suite 200

Short Hills, New Jersey 07078

Attention:	Tyler Reeder
Chris Leininger

	Re:	Loan Amendments

Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of January 7, 2013 (the “Merger Agreement”), by and among EnergySolutions, Inc., a Delaware corporation (the “Company”), Rockwell Holdco, Inc., a Delaware corporation (“Parent”), and Rockwell Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”, and, together with the Company and Parent, the “Parties”).  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

1.             Loan Amendment. Pursuant to Section 1.1(ddd)(ii) of the Merger Agreement, certain portions of any Loan Amendments must be specified by Parent in its reasonable discretion. Each Party acknowledges and agrees that (i) it has received the proposed Loan Amendment attached hereto as Exhibit A (the “Proposed Loan Amendment”), (ii) each of the terms contained therein have been specified by Parent, and (iii) upon the occurrence of the “Execution Date” (as such term is defined in the Proposed Loan Amendment), the Proposed Loan Amendment shall constitute a Loan Amendment pursuant to Section 1.1(ddd) of the Merger Agreement.

2.             Interpretation of Execution and Effectiveness.  The Parties acknowledge and agree that when used in the Merger Agreement with respect to the Loan Amendments, each of the phrases “obtained,” “obtaining of,” “received,” “receipt of,” “in full force and effect,” and “to have provided” shall be deemed satisfied if (i) the “Execution Date” (as such term is defined in the Proposed Loan Amendment) occurs and (ii) the Proposed Loan Amendment has not been validly rescinded, withdrawn, terminated or cancelled by any party thereto. The Parties further acknowledge and agree that when used in Section 6.7(a) of the Merger Agreement, the phrase “consummation of…the Loan Amendments” shall include the occurrence of the “Effective Date” (as such term is defined in the Proposed Loan Amendment).

3.             Reimbursement. Parent agrees that, if the Merger Agreement is terminated pursuant to Section 8.1 of the Merger Agreement, then within two (2) Business Days of such termination, Parent shall pay, or cause to be paid, to the Company or its designee by wire transfer to one or more accounts designated by the Company the amount of any fees, costs, expenses or disbursements actually paid or caused to be paid by the Company to (i) JPMorgan Chase Bank, N.A. (or any successor agent) pursuant to Section 4(b) of the Proposed Loan Amendment, (ii) JPMorgan Chase Bank, N.A. (or any successor agent) pursuant to Section 4(c) of the Proposed Loan Amendment, (iii) any “Lead Arranger” (as such term is defined in the Project Coltrane Fee Letter, dated January 7, 2013, by and between Morgan Stanley Senior Funding, Inc. and Rockwell Holdco, Inc. (the “Project Coltrane Fee Letter”)) on the Amendment Acceptance Date (as defined in the Project Coltrane Fee Letter) pursuant to Section 1(b) of the Project Coltrane Fee Letter, or, without duplication, (iv) the “Lead Arrangers,” “Administrative Agent,” “Commitment Parties” and “Dealer Manager” or their respective affiliates (as such terms are defined in the Project Coltrane Engagement and Commitment Letter, dated January 7, 2013, by and among Morgan Stanley Senior Funding, Inc., Morgan Stanley & Co. LLC and Rockwell Holdco, Inc. (the “Debt Commitment Letter”)) pursuant to the first sentence of Section 5 of the Debt Commitment Letter.

4.             Right to Offset. The Parties agree that any amounts payable by Parent pursuant to Section 3 above may be offset (at the written election of either Parent or the Company) against the amount of any of Parent’s Reimbursable Expenses or Company Termination Fee which is payable under the Merger Agreement.  For clarity, any amounts payable pursuant to Section 2 shall be deemed to be Parent’s Expenses which are eligible to be treated as Parent’s Reimbursable Expenses.

5.             Notices. Any notices or other communications required or permitted under, or otherwise given in connection with this letter agreement, shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered in person, (b) upon confirmation of receipt, when transmitted by facsimile transmission or by electronic mail, (c) on receipt, after dispatch by registered or certified mail, postage prepaid, or (d) on the next Business Day, if transmitted by national overnight courier, addressed in each case as follows:

If to Parent, at:

51 John F. Kennedy Parkway, Suite 200

Short Hills, New Jersey 07078

Attention:	Tyler Reeder
Chris Leininger
Facsimile:	(973) 671-6101

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Attention:	David A. Kurzweil
David C. Lee
Facsimile:	(212) 751-4864

If to the Company, at:

423 West 300 South, Suite 200

Salt Lake City, Utah 84101

Attention:	General Counsel
Facsimile:	(801) 321-0453

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Palo Alto, California 94301

Attention:	Kenton J. King
Leif B. King
Facsimile:	(650) 470-4570

6.             Entire Agreement. This letter agreement constitutes the entire agreement of the Parties and supersedes all prior agreements and undertakings, both written and oral, between the Parties with respect to the subject matter hereof.

7.             GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

(a)   This letter agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this letter agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(b)   Each of the Parties hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware) for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this letter agreement or the actions of the Parties in the negotiation, administration, performance and enforcement thereof, and each of the Parties hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court.

(c)   Each of the Parties (i) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this letter agreement, on behalf of itself or its property, in the manner provided for in Section 4, and nothing in this Section 6 shall affect the right of the Parties to serve legal process in any other manner permitted by law, (ii) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware) in the event any dispute arises out of this letter agreement or the transactions contemplated by this letter agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iv) agrees that it will not bring any action relating to this letter agreement or the transactions contemplated by this letter agreement in any court other than the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of the Parties agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or appeal from, such final trial court judgment.

(d)   EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS LETTER AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

8.             Assignment. Neither this letter agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of the other Parties. Subject to the foregoing, this letter agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns.

9.             Counterparts. This letter agreement may be executed by facsimile or .pdf and in one or more counterparts, and by the different parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this letter agreement.

[Signature page follows]

Very truly yours,

EnergySolutions, Inc.

By:	/s/ Gregory S. Wood
	Name:	Gregory S. Wood
	Title:	Executive Vice President and
Chief Financial Officer

Agreed and Accepted:

Rockwell Holdco, Inc.

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Chief Executive Officer and President

Rockwell Acquisition Corp.

By:	/s/ Tyler Reeder
	Name:	Tyler Reeder
	Title:	Chief Executive Officer and President

[Signature page]

Exhibit A

Loan Amendment

(see attached)

Execution Version

AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT AND WAIVER

This AMENDMENT NO. 2 TO CREDIT AGREEMENT AND CONSENT AND WAIVER, dated as of February 15, 2013 (this “Amendment”), is entered into by and among EnergySolutions, Inc., a Delaware corporation (“Parent”),  EnergySolutions, LLC, a Utah limited liability company (“EnergySolutions”), as the Borrower, the Lenders signatory hereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, and is made with reference to that certain Credit Agreement dated as of August 13, 2010, as amended by that certain Amendment No. 1, dated as of August 23, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Parent,  EnergySolutions, the Lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent.  Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of January 7, 2013 (as amended prior to the date hereof, the “Merger Agreement”), by and among Parent, Rockwell Holdco, Inc., a Delaware corporation (“Holdco”), and Rockwell Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Holdco (“Merger Sub”), Merger Sub intends to merge with and into Parent, with Parent continuing as the surviving entity (the “Merger”).  The Merger Agreement and related documents entered into by the Parent, Merger Sub, their respective shareholders or members, and/or their respective Subsidiaries or other Affiliates are hereinafter collectively referred to as the “Merger Documents”;

WHEREAS, EnergySolutions has requested, and the Administrative Agent and the Lenders signatory hereto have agreed, to amend and/or waive certain provisions of the Credit Agreement, and to consent to certain matters, in each case as provided for herein; and

WHEREAS, Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC (collectively, the “Lead Arrangers”) have agreed to act as lead arrangers and bookrunners with respect to this Amendment.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein the parties hereto agree, effective as of the Execution Date (as defined below) (with the exception of Section 1 hereto, which shall be effective as of the Effective Date (as defined below)), as follows:

SECTION 1.                            AMENDMENT

(a)                                 Section 1.1 of the Credit Agreement is hereby amended as follows:

(i)                                     The definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

“Applicable Margin” shall mean, for any date, (a) with respect to any Term Loan (i) 4.00% per annum, in the case of a Base Rate Loan or (ii) 5.00% per annum, in the case of a Eurodollar Loan and (b) with respect to any Revolving Loan, (i) 3.50% per annum, in the case of a Base Rate Loan, or (ii) 4.50% per annum, in the case of a Eurodollar Loan.

(ii)                                  The definition of “Change of Control” is hereby amended and restated in its entirety to read as follows:

“Change of Control” shall mean Energy Capital Partners II, LP, and/or its Affiliates, in the aggregate, shall fail to own and control, directly or indirectly, beneficially and of record, Equity Interests in EnergySolutions representing at least 50% on a fully diluted basis of (a) the aggregate ordinary voting power and (b) the aggregate equity value represented by the issued and outstanding Equity Interests of EnergySolutions.

(iii)          The definition of “Class” is hereby amended and restated in its entirety to read as follows:

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans, Revolving Loans, extended Revolving Loans pursuant to an Extension Permitted Amendment or, to the extent such Loans have different terms and conditions than the Term Loans, Incremental Term Loans, (b) any Commitment, refers to whether such Commitment is a Term Commitment, a Revolving Commitment, an extended Revolving Commitment pursuant to an Extension Permitted Amendment or an Incremental Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or a Commitment of a particular Class.  Incremental Term Loans and Incremental Term Commitments that have different terms and conditions shall constitute separate Classes of Loans and Commitments.

(iv)          The definition of “Revolving Maturity Date” is hereby amended and restated in its entirety to read as follows:

“Revolving Maturity Date” shall mean the fifth anniversary of the date of this Agreement; provided that, after the effectiveness of an Extension Permitted Amendment providing for a new Class of extended Revolving Commitments and Revolving Loans, the “Revolving Maturity Date” with respect to such Class of Revolving Commitments and Revolving Loans shall be as provided in such Extension Permitted Amendment.

(v)           The following new terms and related definitions are hereby inserted in Section 1.1 of the Credit Agreement in the appropriate alphabetical order:

“Extending Revolving Issuing Banks” shall have the meaning set forth in Section 2.22(a).

“Extending Revolving Lenders” shall have the meaning set forth in Section 2.22(a).

“Extension Agreement” shall mean an extension agreement, in form and substance reasonably satisfactory to EnergySolutions and the applicable Extending Revolving Lenders and/or Extending Revolving Issuing Banks, to be entered into by and among Parent, EnergySolutions, the Administrative Agent and such Extending Revolving Lenders and/or Extending Revolving Issuing Banks, effecting an Extension Permitted Amendment and such other amendments hereto and to the other Loan Documents as are contemplated by Section 2.22.

“Extension Offer” shall have the meaning set forth in Section 2.22(a).

“Extension Permitted Amendment” shall mean an amendment to this Agreement and the other Loan Documents, effected in connection with an Extension Offer pursuant to Section 2.22, providing for (a) an extension of the Revolving Maturity Date applicable to the Extending Revolving Lenders’ Revolving Loans and/or Revolving Commitments of the applicable Extension Request Class and/or (b) an extension by one or more Revolving Issuing Banks of the period for which such Persons will act as Revolving Issuing Banks.

“Extension Request Class” shall have the meaning set forth in Section 2.22(a).

“Holdco” shall mean Rockwell Holdco, Inc., a Delaware corporation.

“Rockwell” shall mean Rockwell Acquisition Corp., a Delaware corporation.

“Second Amendment Effective Date” shall mean the “Effective Date”, as defined in that certain Amendment No. 2 to Credit Agreement and Consent and Waiver, dated as of February 15, 2013, by and among the Parent, EnergySolutions, the Administrative Agent and the Lenders party thereto.

“Second Amendment Execution Date” shall mean the “Execution Date”, as defined in that certain Amendment No. 2 to Credit Agreement and Consent and Waiver, dated as of February 15, 2013, by and among the Parent, EnergySolutions, the Administrative Agent and the Lenders party thereto.

(b)           Section 2.13(c) of the Credit Agreement is hereby amended by replacing the words “Closing Date” in the first line thereof with the words “Second Amendment Execution Date”.

(c)           Section 2.19(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(b) Reduction of Revolving Commitments and Revolving L/C Specified Amount.            EnergySolutions may at any time terminate, or from time to time permanently reduce, (i) the Revolving Commitments; provided that (x) each partial reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (y) EnergySolutions shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of Revolving Loans in accordance with Section 2.11(a), the Aggregate Revolving Exposure would exceed the Aggregate Revolving Commitment and (ii) the Revolving L/C Specified Amount; provided that  (x) each partial reduction of the Revolving L/C Specified Amount shall be in an amount that is an integral multiple of

$1,000,000 and not less than $5,000,000 and (y) EnergySolutions shall not terminate or reduce the Revolving L/C Specified Amount if, after giving effect to any concurrent termination of Revolving Letters of Credit in accordance with Section 2.11(a), the Revolving L/C Exposure would exceed the Revolving L/C Specified Amount.”.

(d)           Article II of the Credit Agreement is hereby amended by inserting a new Section 2.22 after existing Section 2.21 as follows:

“SECTION 2.22  Extensions of Revolving Commitments.

(a)           EnergySolutions may on one or more occasions, by written notice to the Administrative Agent, make one or more offers (each, an “Extension Offer”) to all (and not fewer than all) the Revolving Lenders and/or Revolving Issuing Banks of one or more Classes (each Class subject to such an Extension Offer, an “Extension Request Class”) to make one or more Extension Permitted Amendments pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to EnergySolutions.  Such notice shall set forth (i) the terms and conditions of the requested Extension Permitted Amendments and (ii) the date on which such Extension Permitted Amendments are requested to become effective (which shall not be less than ten Business Days nor more than 30 Business Days after the date of such notice, unless otherwise agreed to by the Administrative Agent).  Extension Permitted Amendments shall become effective only with respect to the Revolving Loans and Revolving Commitments of the Revolving Lenders and/or Revolving Issuing Banks of the Extension Request Class that accept (it being understood and agreed that any Revolving Lender or Revolving Issuing Bank that fails to respond to an Extension Offer shall be deemed to have rejected such Extension Offer) the applicable Extension Offer (such Revolving Lenders, the “Extending Revolving Lenders” and such Revolving Issuing Banks, the “Extending Revolving Issuing Banks”) and (x) in the case of any Extending Revolving Lender, only with respect to such Revolving Lender’s Revolving Loans and Revolving Commitments of such Extension Request Class as to which such Revolving Lender’s acceptance has been made and (y) in the case of any Extending Revolving Issuing Bank, only with respect to such Revolving Issuing Bank’s agreement to act as Revolving Issuing Bank.  With respect to all Extension Permitted Amendments consummated by EnergySolutions pursuant to this Section 2.22, (A) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 2.10 and 2.11 and (B) any Extension Offer, unless contemplating a Revolving Maturity Date already in effect hereunder pursuant to a previously consummated Extension Permitted Amendment, is required to be in a minimum amount of $10,000,000, provided that EnergySolutions may at its election specify as a condition to consummating any such Extension Permitted Amendment that a minimum amount (to be determined and specified in the relevant Extension Offer in EnergySolutions’ sole discretion and which may be waived by EnergySolutions) of Revolving Commitments or Revolving Loans of any or all applicable Classes be extended.  If the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments offered to be extended by EnergySolutions pursuant to such Extension Offer, then the Revolving Commitments (and related Revolving Loans) of such

Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer.

(b)           An Extension Permitted Amendment shall be effected pursuant to an Extension Agreement executed and delivered by the Parent, EnergySolutions, each applicable Extending Revolving Lender and Extending Revolving Issuing Bank and the Administrative Agent; provided that no Extension Permitted Amendment shall become effective unless no Event of Default shall have occurred and be continuing on the date of effectiveness thereof.  The Administrative Agent shall promptly notify each Revolving Lender and Revolving Issuing Bank as to the effectiveness of each Extension Agreement.  Each Extension Agreement may, without the consent of any Revolving Lender or any Revolving Issuing Bank other than the applicable Extending Revolving Lenders and Extending Revolving Issuing Banks, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to give effect to the provisions of this Section, including any amendments necessary to treat the applicable Revolving Loans and/or Revolving Commitments of the Extending Revolving Lenders or the agreement to act as Revolving Issuing Bank of such Extending Revolving Issuing Banks as a new Class of revolving loans and/or revolving commitments hereunder (and the Revolving Lenders or Revolving Issuing Banks hereby irrevocably authorize the Administrative Agent to enter into any such amendments); provided that (i) all Borrowings, all prepayments of Revolving Loans and all reductions of Revolving Commitments shall continue to be made on a ratable basis among all Revolving Lenders, based on the relative amounts of their Revolving Commitments (i.e., both extended and non-extended), until the repayment of the Revolving Loans attributable to the non-extended Revolving Commitments (and the termination of the non-extended Revolving Commitments) on the relevant Revolving Maturity Date, (ii) the allocation of the participation exposure with respect to any then-existing or subsequently issued or made Revolving Letter of Credit as between the Revolving Commitments of such new “Class” and the remaining Revolving Commitments shall be made on a ratable basis in accordance with the relative amounts thereof until the Revolving Maturity Date relating to such non-extended Revolving Commitments has occurred (it being understood, however, that no reallocation of such exposure to extended Revolving Commitments shall occur on such Revolving Maturity Date if (1) any Event of Default under clause (b), (f) or (g) of Section 8.1 exists at the time of such reallocation or (2) such reallocation would cause the revolving credit exposure of any Revolving Lender with a Revolving Commitment to exceeds its Revolving Commitment), (iii) the Revolving Availability Period and the Revolving Maturity Period, as such terms are used in reference to Revolving Letters of Credit, shall not be extended pursuant to any such Extension Agreement with respect to any Revolving Issuing Bank that has rejected the applicable Extension Offer, and (iv) at no time shall there be more than three Classes of Revolving Commitments hereunder, unless otherwise agreed by the Administrative Agent.  If the Aggregate Revolving Exposure exceeds the Aggregate Revolving Commitment as a result of the occurrence of the Revolving Maturity Date with respect to any Class of Revolving Commitments while an extended Class of Revolving Commitments remains outstanding, EnergySolutions shall make such payments and provide such cash collateral as may be required by Section 2.11(a) to eliminate such excess on such Revolving Maturity Date.  The Administrative Agent, the Lenders and the Revolving Issuing Banks hereby acknowledge that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement are not intended to apply to the transactions effected pursuant to this Section 2.22.

(c)           Any such extension may be made in an amount that is less than the amount requested by EnergySolutions to be extended if EnergySolutions is unable to arrange for, or chooses not to arrange for, Revolving Commitments in an amount equal to the Revolving Commitments then in effect but in no event shall any such extension be made in an amount that exceeds the Aggregate Revolving Commitments hereunder (as may be increased, from time to time, pursuant to Section 2.18).  If EnergySolutions is unable to arrange for, or chooses not to arrange for, Extending Revolving Issuing Banks willing to extend for the full amount of the Revolving L/C Specified Amount then in effect, the Revolving L/C Specified Amount may be reduced by EnergySolutions in accordance with Section 2.19(b).”.

(e)           Section 6.1 of the Credit Agreement is hereby amended by deleting the following parenthetical in its entirety:  “(or, so long as Parent shall be subject to periodic reporting obligations under the Exchange Act, by the date five days after the date that the Quarterly Report on Form 10-Q of Parent for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form)”.

(f)            Section 6.2 of the Credit Agreement is hereby amended by deleting the following parenthetical in its entirety:  “(or, so long as Parent shall be subject to periodic reporting obligations under the Exchange Act, by the date five days after the date that the Annual Report on Form 10-K of Parent for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form)”.

(g)           Section 7.1 of the Credit Agreement is hereby amended by inserting a new paragraph immediately after clause (u) thereof as follows:

“Notwithstanding the foregoing, from and after the date that is 150 days after the Second Amendment Effective Date, Parent and EnergySolutions shall not permit the sum of (a) the aggregate outstanding principal amount of Term Loans under this Credit Agreement plus (b) the outstanding principal amount of the Senior Notes to exceed an amount equal to $675,000,000.”.

(h)           Section 7.7(c) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (vi) thereof, (ii) inserting “and” at the end of clause (vii) thereof and (iii) inserting a new clause (viii) immediately after clause (vii) thereof as follows:

“(viii)      payments in respect of the Senior Notes to be made by the Parent or EnergySolutions to the extent such payments are made solely from the proceeds of equity contributions from Rockwell, Holdco, Energy Capital Partners II, LP, and/or any of their respective Affiliates (other than the Parent or EnergySolutions).”.

(i)            Section 8.1(j)(iii) of the Credit Agreement is hereby amended by deleting the words “or the Senior Notes” prior to the phrase “without the prior payment in full of the Obligations”.

(j)            Section 10.10(b) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (x) thereof, (ii) inserting “and” at the end of clause (y) thereof and (iii) inserting a new subclause (z) immediately after clause (y) thereof as follows:

“(z) with the agreement and consent of the Revolving Lenders and Revolving Issuing Banks referred to therein, and without the necessity of obtaining the approval of any other Lenders or Revolving Issuing Banks hereunder, Extension Permitted Amendments may be entered into pursuant to Section 2.22.”.

SECTION 2.                            CONSENT AND WAIVER

Each of the Administrative Agent and each Lender signatory hereto hereby (a) consents to the Merger, the execution, delivery and performance of the Merger Documents and the transactions contemplated by the Merger Documents without waiver or amendment thereof that is material and adverse to the Lenders unless consented to by the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned), (b) agrees that the Merger shall not constitute a Change of Control under the Credit Agreement (either before or after giving effect to this Amendment) and waives any Default or Event of Default arising, or which may arise under any Loan Document, in connection with or as a result of the consummation of the Merger or any other transaction contemplated by the Merger Documents and (c) consents to the repayment, defeasance or repurchase of the Senior Notes by the Parent or EnergySolutions, provided that such repayment, defeasance or repurchase is made from equity contributions received from Rockwell, Holdco, Energy Capital Partners II, LP, or any Affiliate thereof.

SECTION 3.                            AUTHORIZATION TO ENTER INTO THIS AMENDMENT

Each of the Parent, EnergySolutions, the Administrative Agent and the Lenders signatory hereto agrees and acknowledges that the amendments set forth in this Amendment constitute amendments that require pursuant to Section 10.1(a) of the Credit Agreement the consent of the Majority Lenders and that, accordingly, the Parent, EnergySolutions, the Administrative Agent and the Lenders signatory hereto are authorized to execute this Amendment and to cause this Amendment to be binding upon the Parent, EnergySolutions, the Administrative Agent and the Lenders.

SECTION 4.                            EXECUTION DATE

This Amendment shall become binding and effective upon the date on which the following conditions are satisfied (such date, the “Execution Date”):

(a)           due execution of this Amendment by each of the Parent, EnergySolutions, the Administrative Agent and Lenders constituting Majority Lenders;

(b)           payment by or on behalf of EnergySolutions to the Administrative Agent, for the account of each Lender that returns to the Administrative Agent its executed counterpart of a signature page to this Amendment no later than 5:00 p.m. (New York time) on February 15, 2013, of a fee equal to 0.50% of the sum of such Lender’s outstanding Term Loans and Revolving Commitments as of the Execution Date (determined after giving effect to this Amendment); and

(c)           the Administrative Agent shall have received from EnergySolutions (or on its behalf) reimbursement of all reasonable and documented fees, charges and disbursements of one legal counsel in connection with the preparation of this Amendment;

provided that the amendments contained in Section 1 hereto shall not become effective until the occurrence of the Effective Date (as defined below).

SECTION 5.                            CONDITIONS TO EFFECTIVENESS

Notwithstanding the foregoing Section 4, the amendments contained in Section 1 hereto shall become effective (and the Credit Agreement shall be deemed to have been modified as provided therein) only upon the date on which the following conditions are satisfied (such date, the “Effective Date”):

(a)           the Merger occurs in accordance with the Merger Agreement without waiver or amendment thereof that is material and adverse to the Lenders unless consented to by the Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned); and

(b)           payment by or on behalf of EnergySolutions to the Administrative Agent, for the account of each Lender that returns to the Administrative Agent its executed counterpart of a signature page to this Amendment no later than 5:00 p.m. (New York time) on February 15, 2013, of a fee equal to 0.50% of the sum of such Lender’s outstanding Term Loans and Revolving Commitments as of the Effective Date (determined after giving effect to this Amendment).

SECTION 6.                            REPRESENTATIONS AND WARRANTIES

Each of the Parent and EnergySolutions hereby represents and warrants that:

(a)           this Amendment has been duly authorized, executed and delivered by it and each of this Amendment and the Credit Agreement constitute its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general applicability relating to or limiting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(b)           as of the Execution Date, after giving effect to the consents and waivers set forth in Section 2 hereto, there is no Default or Event of Default that is now existing or which would result from the execution of this Amendment.

SECTION 7.                            EFFECT ON AND RATIFICATION OF LOAN DOCUMENTS

(a)                                 Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, any Issuing Bank or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply to and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

(b)                                 On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement “thereunder”, “thereof”, “therein” or words of like import intended to refer to the Credit Agreement in any other Loan Document, shall be deemed a reference to the Credit Agreement as amended hereby.

(c)                                  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 8.                            COUNTERPARTS

This Amendment may be executed in any number of counterparts. each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 9.         GOVERNING LAW

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

ENERGYSOLUTIONS, INC.

By:
Name:
Title:

ENERGYSOLUTIONS, LLC

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

JPMORGAN CHASE BANK, NA.,
as Administrative Agent

By:
Name:
Title:

[SIGNATURE PAGE TO AMENDMENT NO. 2 TO CREDIT AGREEMENT]

[ • ],
as a Lender

By:
Name:
Title:

[ • ],
as a Lender

By:
Name:
Title:

[ • ],
as a Lender

By:
Name:
Title:

[ • ],
as a Lender

By:
Name:
Title: